                                                                             4.1

Federal Kemper Life Assurance Company
A Stock Life Insurance Company
1600 McConnor Parkway
Schaumburg, Illinois 60196-6801
(847) 874-4000

RIGHT TO CANCEL - FREE LOOK PROVISION - At any time within 10 days of receiving this contract You may return it to Us or to the representative through whom it was purchased. Immediately upon Our receipt, this contract will be voided as if it had never been in force. All Purchase Payments allocated to the Dollar Cost Averaging Fixed Account plus the Separate Account Contract Value computed at the end of the Valuation Period following Our receipt of this contract will then be refunded within 10 days.

We agree to pay an Annuity to the Owner provided this contract is in force on the Annuity Date.

We further agree to pay the death benefit prior to the Annuity Date when a death benefit is payable. Payment will be made upon Our receipt of due proof of death and the return of this contract.

This contract is issued in consideration of the initial Purchase Payment. The provisions on this cover and the pages that follow are part of this contract.

Signed for Federal Kemper Life Assurance Company at its home office in Schaumburg, Illinois.


 /s/ Jeffrey A. Worf                                      /s/ Jim Harlin

                                                            Jim Harlin
       Secretary                                             President


FLEXIBLE PREMIUM FIXED AND VARIABLE DEFERRED ANNUITY CONTRACT

NON-PARTICIPATING

THE INITIAL INTEREST RATE IS GUARANTEED FOR ONLY A LIMITED PERIOD OF TIME. WITHDRAWALS MAY BE SUBJECT TO A WITHDRAWAL CHARGE.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT AND MAY INCREASE OR DECREASE. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

This is a legal contract between the Owner and Federal Kemper Life Assurance Company.

READ YOUR CONTRACT CAREFULLY.

                                TABLE OF CONTENTS

                                                                             Page
CONTRACT SCHEDULE                                                            Follows Table of Contents

DEFINITIONS                                                                  1-2

GENERAL PROVISIONS                                                           3
   The Entire Contract                                                       3
   Modification of Contract                                                  3
   Incontestability                                                          3
   Change of Annuity Date                                                    3
   Assignment                                                                3
   Due Proof of Death                                                        3
   Reserves, Values and Benefits                                             3
   Non-Participating                                                         3
   Reports                                                                   3
   Premium Taxes                                                             3
   Creditors                                                                 3

OWNER, BENEFICIARY AND ANNUITANT PROVISIONS                                  4
   Owner                                                                     4
   Change of Ownership                                                       4
   Beneficiary Designation and Change of Beneficiary                         4
   Death of Beneficiary                                                      4
   Annuitant                                                                 4

PURCHASE PAYMENT PROVISONS                                                   5
   Purchase Payment Limitations                                              5
   Place of Payment                                                          5

DOLLAR COST AVERAGING FIXED ACCOUNT PROVISIONS                               5
   Dollar Cost Averaging Fixed Account Contract Value                        5
   Interest                                                                  5

VARIABLE ACCOUNT PROVISIONS                                                  5-7
   Separate Account                                                          5
   Liabilities of the Separate Account                                       5
   Subaccounts                                                               5
   Fund                                                                      6
   Rights Reserved by the Company                                            6
   Accumulation Unit Value                                                   6
   Investment Experience Factor                                              6-7

TRANSFER AND WITHDRAWAL PROVISIONS                                           7-8
   Transfers During the Accumulation Period                                  7
   Withdrawals During the Accumulation Period                                8
   Withdrawal Charges                                                        7
   Transfers and Withdrawal Procedures                                       8
   Deferment of Withdrawal or Transfer                                       8

DEATH BENEFIT PROVISIONS                                                     8-9
   Amount Payable Upon Death                                                 8
   Payment of Death Benefits During the Accumulation Period                  8
   Spousal Continuation                                                      9

                                TABLE OF CONTENTS

                                                                             Page
ANNUITY PERIOD PROVISIONS                                                    9-14
   Annuity Options                                                           9
   Option 1 Certain Period Annuity                                           9
   Option 2 Life Annuity                                                     9
   Option 3 Life Annuity with Installments Guaranteed                        9
   Option 4 Joint and Survivor Annuity                                       9
   Option 5 Joint and Survivor Annuity with Installments Guaranteed          10
   Other Options                                                             10
   Commutability                                                             10
   Election of Annuity Option                                                10-11
   Electing a Fixed or Variable Annuity Option                               11
   Fixed Annuity                                                             11
   Variable Annuity                                                          11-12
   Annuity Unit Value                                                        12
   Basis of Annuity Options                                                  12
   Withdrawal Charge Upon Annuitization                                      12
   Transfers Between Subaccounts                                             12
   Conversions from a Fixed Annuity Payment                                  13
   Conversions to a Fixed Annuity Payment                                    13-14
   Payment of Death Benefits During the Annuity Period                       14
   Disbursement Upon Death of Annuitant: Under Options 1, 3 or 5             14
   Supplementary Agreement                                                   14
   Date of First Payment                                                     14
   Evidence of Age, Sex and Survival                                         14
   Misstatement of Age or Sex                                                14

ANNUITY OPTION TABLE                                                         Follows Page 14

ENDORSEMENTS, if any                                                         Follow Annuity Option Table

                                Contract Schedule

Contract Number:                    [003255]                Issue Date:           [October 1, 2003]

Initial Purchase Payment:           [$10,000]               Type of contract:     [Nonqualified]

Owner:                              [John Doe]

Owner date of birth
or trust inception date:            [October 4, 1968]

Annuitant:                          [John Doe]

Annuitant sex:                      [Male]

Annuitant date of birth:            [October 4, 1968]

Joint Owner:                        [none]

Joint Owner date of birth:          [N/A]

Joint Annuitant:                    [none]

Joint Annuitant sex:                [N/A]

Joint Annuitant date of birth:      [N/A]

Annuity Date:                       [October 1, 2033]

Maximum Annuity Date:
                                    [Later of the Contract Anniversary following the 90th birthday of the oldest Owner or Annuitant initially designated or the 10/th/
                                    Contract Anniversary]

Minimum Annuity Date:               [The 2/nd/ Contract Anniversary]

[Date of Continuance:               N/A]

Riders issued with this contract:

Death Benefit Rider
Qualified Plan Rider
ERISA Loan Rider
ROTH IRA
SIMPLE IRA
457 Deferred Compensation

Agent:                              [John Smith]

                                Contract Schedule

Beneficiary Information

Primary Beneficiary(ies):



               [Mary Doe]

Contingent Beneficiary(ies):



               [James Doe]



Dollar Cost Averaging Fixed Account

We declare an interest rate and a dollar cost averaging period for each Purchase Payment made to Dollar Cost Averaging Fixed Account. This interest rate will never be less than the minimum guaranteed interest rate. This dollar cost averaging period will not be less than 6 months and not more than 18 months from the date of the Purchase Payment.

The minimum guaranteed interest rate is:

                           Contract Years          1-7          1.50%
                                                   8+           1.50%

Purchase Payment and allocation limits

Maximum Total Purchase Payments:                                  [$1,000,000]

Maximum Dollar Cost Averaging Fixed Account Purchase Payments     [$1,000,000]
Per Contract Year

Minimum Initial Account Allocation                                [$500]

Minimum Subsequent Account Allocation                             [$50]

Minimum Initial Purchase Payment:                                 [$2,000]

Minimum amount of each Purchase Payment after the first:          [$500($100 for a Purchase Payment that is part of a
                                                                  systematic investment program that has been
                                                                  approved by Us)]

Maximum Age at which a Purchase Payment may be made               Age 89 of the oldest Owner or Annuitant

Minimum Contract Value remaining after a partial withdrawal:      [$1,000]

                                                                          Page B

                                Contract Schedule

Withdrawal Charges:

           Years elapsed since date               Withdrawal Charge as a Percentage
           Purchase Payment was received          of Remaining Purchase Payments Withdrawn
           Less than one                          5.00%
           One but less than two                  4.00%
           Two but less than three                3.00%
           Three but less than four               3.00%
           Four but less than five                2.00%
           Five but less than six                 1.00%
           Six or more                            0.00%

Free withdrawal allowance

The free withdrawal allowance is the amount of Contract Value that may be withdrawn each Contract Year without the imposition of a withdrawal charge. The free withdrawal allowance is the greatest of the following:
     (a) The sum of earnings and remaining purchase payments that have elapsed six years or more;
     (b) The contract value allowance; or
     (c) The purchase payment allowance.


The contract value allowance is 10% of the sum of (i) Contract Value on the date of the withdrawal, and (ii) partial withdrawals and withdrawal charges during the current Contract Year. The result is decreased by partial withdrawals made during the Contract Year that were not subject to withdrawal charges.

The purchase payment allowance is 10% of remaining purchase payments minus partial withdrawals and withdrawal charges during the current Contract Year.

Charges:

A daily equivalent of the following annual charges will be assessed each Valuation Date on the Subaccounts:

     Mortality and expense risk charge:              [1.70%]

     Administration charge:                          [0.15%]

Riders:

[ Death Benefit Rider                                [0%]]

We reserve the right to charge $10 for each transfer in excess of 12 in a Contract Year.

                                                                          Page C

                                Contract Schedule

Initial                                                     Initial Annual Effective          Allocation
Allocations                                                 Interest Rate(s)                  Percentage(s)

      One Group Investment Trust Mid Cap Growth Portfolio        N/A                                    80%
      Dollar Cost Averaging Fixed Account (6 month)             4.00%                                   20%

                                                                          Page D

                                Contract Schedule

General Account options

Dollar Cost Averaging Fixed Account (6 month, 12 month)




[Separate Account: FKLA Variable Annuity Separate Account]

Subaccounts available on the Issue Date:

One Group Investment Trust Mid Cap Growth Portfolio
One Group Investment Trust Diversified Mid Cap Portfolio
One Group Investment Trust Mid Cap Value Portfolio
One Group Investment Trust Diversified Equity Portfolio
One Group Investment Trust Equity Index Portfolio
One Group Investment Trust Large Cap Growth Portfolio
One Group Investment Trust Balanced Portfolio
One Group Investment Trust Bond Portfolio
Dreyfus Money Market Portfolio
One Group Investment Trust Government Bond Portfolio

                                                                          Page E

DEFINITIONS

     ACCUMULATION PERIOD - The period between the Issue Date and the Annuity
     Date.

     ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount.

     ADMINISTRATION CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value for a portion of Our administrative costs. This charge is shown in the Contract Schedule.

     AGE - The attained age.

     ANNIVERSARY VALUE - The Contract Value calculated on each Contract Anniversary during the Accumulation Period.

     ANNUITANT - The person during whose lifetime the Annuity is to be paid. Joint Annuitants may be named under Nonqualified Plans and any reference to Annuitant shall include Joint Annuitants.

     ANNUITY - A series of payments paid in accordance with this contract which begin on the Annuity Date.

     ANNUITY DATE - The date on which Annuity payments begin. The original Annuity Date is shown in the Contract Schedule. You may change the Annuity Date as provided in this contract.

     ANNUITY PERIOD - The period that starts on the Annuity Date.

     ANNUITY UNIT - An accounting unit of measure used to calculate the amount of Variable Annuity payments after the first Annuity payment.

     CONTRACT ANNIVERSARY - An anniversary of the Issue Date.

     CONTRACT OWNER, OR OWNER - See "You, Your, Yours" below.

     CONTRACT VALUE - The sum of the Dollar Cost Averaging Fixed Account Contract Value plus the Separate Account Contract Value.

     CONTRACT YEAR - A one-year period starting on the Issue Date and successive Contract Anniversaries.

     DOLLAR COST AVERAGING FIXED ACCOUNT - Our General Account to which an Owner may allocate all or a portion of Purchase Payments and Contract Value.

     DOLLAR COST AVERAGING FIXED ACCOUNT CONTRACT VALUE - The value of amounts allocated under this contract to the Dollar Cost Averaging Fixed Account.

     FIXED ANNUITY - An Annuity payment plan that does not vary as to dollar amount.

     FREE WITHDRAWAL ALLOWANCE - Amount of Contract Value that may be withdrawn each Contract Year without incurring a withdrawal charge as described in the Contract Schedule.

     FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

     GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account or any other separate account.

     ISSUE DATE - The Issue Date stated in the Contract Schedule.

     MORTALITY AND EXPENSE RISK CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unite value. It is for Our assumption of mortality risks and expense guarantees. This charge is shown in the Contract Schedule.

     NONQUALIFED PLAN CONTRACT - This contract issued other than as a Qualified Plan Contract.

     PURCHASE PAYMENTS - The dollar amount We receive in U.S. currency to buy the benefits this contract provides.

     QUALIFIED PLAN CONTRACT - A contract issued under a retirement plan which qualifies for favorable income tax treatment under Section 401, 403, 408, 408A, or 457 of the Internal Revenue Code, as amended.

     If this contract is a Qualified Plan Contract, additional provisions may apply. The rider or endorsement to this contract used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

     SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and identified in the Contract Schedule.

     SEPARATE ACCOUNT CONTRACT VALUE - The sum of the Subaccount Values of this contract on a Valuation Date.

     SUBACCOUNTS - The subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Funds.

     SUBACCOUNT VALUE - The value of Your interest in each Subaccount.

     VALUATION DATE - Each business day that applicable law requires that We value the assets of the Separate Account. Currently, this is each day that the New York Stock Exchange is open for trading.

     VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

     VARIABLE ANNUITY - An Annuity payment plan which varies as to dollar amount because of Subaccount investment experience.

     WE, OURS, US - Federal Kemper Life Assurance Company, Schaumburg, Illinois.

     YOU, YOUR, YOURS - The party(s) named as Owner, unless later changed as provided in this contract. Under a Nonqualified Plan Contract, when more than one person is named as Owner, the terms "You, Your, Yours," mean joint Owners.

GENERAL PROVISIONS

The Entire Contract           This contract (including the Contract Schedule),
                              any written application attached to this contract, and any endorsements and riders constitute the entire contract between the parties. All statements in any attached application are deemed representations and not warranties. No statement will void this contract or be used as a defense of a claim unless it is contained in an attached written application.

Modification of Contract      Only Our president, secretary and assistant
                              secretaries have the power to approve a change or waive any provisions under this contract. Any such modifications must be in writing. No agent or person other than those officers named has the authority to change or waive the provisions of this contract.

                              Upon notice to You, this contract may be modified by Us as is necessary to comply with any law or regulation issued by a governmental agency to which We or the Separate Account is subject or as is necessary to assure continued qualification of this contract under the Internal Revenue Code or other laws relating to retirement plans or annuities or as otherwise may be in Your best interest. In the event of a modification, We may make appropriate endorsement to this contract and We will obtain all required regulatory approvals.

Incontestability              We cannot contest this contract after it has been
                              in force for two years after the Issue Date.

Change of Annuity Date        You may write to Us prior to the death of the
                              Owner and the first Annuity payment date and request a change of the Annuity Date. The new
                              Annuity Date must not be earlier than the minimum annuity date or later than the maximum annuity date stated in the Contract Schedule.

Assignment                    No assignment under this contract is binding
                              unless We receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. The rights of the Owner and beneficiary are subject to the assignment after We have recorded it. Any assignments will be subject to the interest of any previously named irrevocable beneficiary. Any claim is subject to proof of the assignee's interest.

Due Proof of Death            We must receive written proof of the Owner's or
                              Annuitant's death in the form of a certified death certificate when a death benefit is payable.

Reserves, Values              All reserves are equal to or greater than those
and Benefits                  required by applicable statute. Any available
                              contract values and benefits are not less than the minimum required by the statutes of the state in which this contract is delivered.

Non-Participating             This contract does not pay dividends. It will not
                              share in Our surplus or earnings.

Reports At least once each Contract Year, We will send You a statement showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by applicable statute.

Premium Taxes                 We will make a deduction for state premium taxes
                              in certain situations. On any contract subject to premium tax, as provided under applicable law, the tax will be deducted from:
                              a. the Purchase Payments when We receive them;
                              b. the Contract Value upon total withdrawal; or
                              c. from the total Contract Value applied to any Annuity option at the time Annuity payments start.

                              In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable state law.

Creditors                     The proceeds of this contract and any payment
                              under an Annuity option will be exempt from the claims of creditors and from legal process to the extent permitted by law.

OWNER, BENEFICIARY AND ANNUITANT PROVISIONS

Owner Before the Annuity Date and prior to the death of an Owner, You may exercise every option and right conferred by this contract including the right of assignment. The joint Owners must agree to the exercise of any option or right if more than one Owner is named.

Change of Ownership           You may change the Owner by written request before
                              the Annuity Date and prior to the death of an Owner. You must furnish information sufficient to clearly identify the new Owner to Us. The new
                              Owner must be less than 90 years old on the date the change becomes effective. The change is subject to any existing assignment of this contract. After We receive the change, it will take effect as of the date the written request was signed. However, any action taken by Us before the change is recorded by Us remains in effect. Any change is subject to the payment of any proceeds.
                              We may require You to return this contract to Us for endorsement of a change.

Beneficiary Designation       The beneficiary initially designated is shown in
and Change of                 the Contract Schedule. In the  case of joint
Beneficiary                   Owners, the surviving joint Owner is automatically
                              the primary beneficiary of any death benefit resulting from the death of a joint Owner. You may change the beneficiary if You send Us written notice in a form satisfactory to Us. Beneficiary designation and changes of Beneficiary are subject to the following conditions:

                              1. In the case of joint Owners, the surviving joint Owner is the primary beneficiary. If other beneficiaries are designated, they will be deemed to be contingent beneficiaries;

                              2. Prior to the Annuity Date, the change must be filed while You are alive;

                              3. After the Annuity Date, the change must be filed while You and the Annuitant(s) are alive;

                              4. This contract must be in force at the time You file a change;

                              5. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation or other restriction;

                              6. After We receive the change, it will take effect as of the date the written notice was signed. However, any action taken by Us before the change is recorded by Us remains in effect; and

                              7.   The request for change must provide
                                   information sufficient to clearly identify the new beneficiary.

                              We may require You to return this contract to Us for endorsement of a change.

Death of Beneficiary          The interest of a beneficiary who dies before the
                              distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives or is named, the distribution will be made to Your estate when You die.

Annuitant                     The initially designated Annuitant is shown in the
                              Contract Schedule. Prior to the Annuity Date, an
                              Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies, the youngest Owner will become the new
                              Annuitant unless a new Annuitant is otherwise named. Upon the death of an Annuitant prior to the Annuity Date, a death benefit is not paid unless the Owner is a non-natural person.

PURCHASE PAYMENT PROVISIONS

Purchase Payment Limitations  Purchase Payment and allocation limits are shown in the Contract Schedule.

                              We reserve the right to waive or modify these limits and to aggregate multiple contracts with the same Owner and/or Annuitant in applying these limits. We reserve the right to refuse to accept any Purchase Payment.

Place of Payment              All Purchase Payments under this contract must be
                              paid to Us at Our home office or such other location as We may select. We will notify You and any other interested parties in writing of such other locations. Purchase Payments received by an agent will not be considered received by Us.

DOLLAR COST AVERAGING FIXED ACCOUNT PROVISIONS

Dollar Cost Averaging Fixed   Dollar Cost Averaging Fixed Account Contract Value
Account Contract Value        includes:

                                      1.  Purchase Payments allocated to the
                                          Dollar Cost Averaging Fixed Account;
                                          plus

                                      2.  Interest credited; minus

                                      3.  Withdrawals, previously assessed
                                          withdrawal charges and transfers from
                                          the Dollar Cost Averaging Fixed
                                          Account.

Interest The initial annual effective interest rate for the Dollar Cost Averaging Fixed Account and the minimum guaranteed interest rate are shown in the Contract Schedule.

                              We reserve the right to declare interest rates based upon the Issue Date, the date a Purchase Payment is received by Us, and the amount of the Purchase Payment we receive.

                              We calculate interest credited to the Dollar Cost Averaging Fixed Account by compounding daily, at daily interest rates, rates that would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

VARIABLE ACCOUNT PROVISIONS

Separate Account              The variable benefits under this contract are
                              provided through the Separate Account identified in the Contract Schedule. The Separate Account is registered with the Securities and Exchange
                              Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by Us into which a portion of Our assets has been allocated for this contract. We may also allocate to the Separate
                              Account assets attributable to certain other contracts and certificates We issue.

Liabilities of the            The assets equal to the reserves and other
Separate Account              liabilities of the Separate Account will not be
                              charged with liabilities arising out of any other business We may conduct. Income, gains and losses, realized or unrealized, from assets allocated to the Separate Account will be credited to or charged against the Separate Account, without regard to Our other income, gains or losses. We will value the assets of the Separate Account on each Valuation Date.

Subaccounts                   The Separate Account consists of multiple
                              Subaccounts. We may, from time to time, combine or remove Subaccounts in the Separate Account and establish additional Subaccounts of the Separate
                              Account. In such event, We may permit You to select other Subaccounts under the contract.
                              However, the right to select any other Subaccount is limited by the terms and conditions We may impose on such transactions.

Fund Each Subaccount of the Separate Account will buy shares of a Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end management investment company. Each series of Fund represents a separate investment portfolio that corresponds to one of the Subaccounts of the Separate Account.

                              If we establish additional Subaccounts, each new Subaccount will invest in a new series of a Fund or in shares of another investment company. We may also substitute other investment companies.

Rights Reserved by            We reserve the right, subject to compliance with
the Company                   the current law or as it may be changed in the
                              future:

                              1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                              2. To change the name of the Separate Account and any Subaccounts thereof;

                              3. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                              4. To transfer any assets in any Subaccount to another Subaccount or to one or more Separate Accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

                              5. To delete the shares of any of the portfolios of a Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

                              6. To change the way We assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with this contract.

                              When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority.

Accumulation Unit Value       Each Subaccount has an Accumulation Unit value for
                              each combination of charges. When Purchase
                              Payments or other amounts are allocated to a Subaccount, a number of units is purchased based on the relevant Accumulation Unit value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner. The value of a Subaccount on any Valuation
                              Date is the number of units held in the Subaccount times the relevant Accumulation Unit value on that Valuation Date.

                              An Accumulation Unit value for each subsequent Valuation Period is the relevant investment experience factor for that period multiplied by the Accumulation Unit value for the Valuation Period immediately preceding. The Accumulation Unit value for each Valuation Period is applied to each day in a Valuation Period. The number of Accumulation Units will not change as a result of investment experience; however, adding, deleting or modifying a rider for this contract may result in a change in the number of Accumulation Units.

Investment Experience         Each Subaccount has an investment experience
Factor                        factor for each combination of charges. The
                              investment experience factor of a Subaccount for a combination of charges for a Valuation Period is determined by dividing 1. by 2. and subtracting 3.
                              from the result, where:

                              1.  is the net result of:

                                  a.  the net asset value per share of the
                                      investments held in the Subaccount
                                      determined at the end of the current
                                      Valuation Period; plus

                                  b.  the per share amount of any dividend or
                                      capital gain distributions made by the
                                      investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                                  c. a credit or charge for any taxes reserved for the current Valuation Period which We determine resulted from the investment operations of the Subaccount;

                              2.  is the net asset value per share of the
                                  investments held in the Subaccount, determined at the end of the preceding Valuation Period; and

                              3. is the factor representing the sum of the Separate Account charges currently applicable for the number of days in the Valuation Period.

TRANSFER AND WITHDRAWAL PROVISIONS

Transfers During the          During the Accumulation Period, any transfer
Accumulation Period           request must clearly specify:

                              1.  the amount which is to be transferred; and

                              2.  the name of the accounts which are affected.

                              We reserve the right at any time and without notice to any party, to terminate, suspend, or modify the following transfer provision.

                              Transfers of Separate Account Contract Value are subject to the following conditions:

                              1. The minimum amount which may be transferred out of or into a Subaccount is the minimum subsequent account allocation stated in the Contract Schedule or, if smaller, the remaining value of the Subaccount. No partial transfer may be made if the remaining value of the Subaccount will be less than the minimum initial account allocation shown in the Contract Schedule.

                              2. No transfer may be made within seven calendar days before the date on which the first Annuity payment is due.

                              3. We reserve the right to impose a 15 calendar day waiting period between transfers for any transfer in excess of 12 in a Contract Year.

                              4. Transfers to the Dollar Cost Averaging Fixed Account are not permitted.

Withdrawals During the        During the Accumulation Period, You may withdraw
Accumulation Period           all or part of the Contract Value reduced by any
                              withdrawal charge and applicable premium taxes.

                              Withdrawals are subject to all of the following conditions:

                              1. you must return this contract to Us if You elect a total withdrawal;

                              2. each withdrawal must be at least $500 or the value of this contract that remains in the Dollar Cost Averaging Fixed Account or Subaccount, if smaller;

                              3. the minimum subsequent account allocation stated in the Contract Schedule must remain in the account after You make a withdrawal unless the account is eliminated by such withdrawal;

                              4.  we must receive a written request that
                                  indicates the amount of the withdrawal from the Dollar Cost Averaging Fixed Account and each Subaccount;

                              5. withdrawals will reduce each investment option on a proportional basis unless You direct Us otherwise; and

                              6. if a partial withdrawal would reduce the Contract Value to less than the minimum contract value remaining after a partial withdrawal stated in the Contract Schedule, the partial withdrawal will be processed as a total withdrawal.

Withdrawal Charges            Withdrawal charges are shown in the Contract
                              Schedule. We calculate withdrawal charges as a percentage of remaining purchase payments withdrawn.

                              On the Issue Date, remaining purchase payments are equal to Purchase Payments made to the contract. This amount is increased by subsequent Purchase Payments.

                              Earnings are withdrawn first from the Contract Value and are not subject to withdrawal charges. Earnings are the positive difference, if any, between Contract Value at the end of the Valuation Period prior to any transactions during the Valuation Period and remaining purchase payments as of the prior Valuation Period.

                              Any withdrawal in excess of earnings will reduce remaining purchase payments. Remaining purchase payments are reduced in the order received.

Transfer and Withdrawal       We will withdraw or transfer from the Dollar Cost
Procedures                    Averaging Fixed Account as of the Valuation Date
                              that follows the date We receive in good order the Owner's written or telephone transfer request. To process a withdrawal, the request must contain all required information.

                              We will redeem the necessary number of
                              Accumulation Units to achieve the requested dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined based on the Accumulation Unit value at the end of the Valuation Period when We receive the request, provided the request contains all required information. We will pay the withdrawal amount within seven calendar days after the date We receive the request, except as provided below.

Deferment of                  If the withdrawal or transfer is to be made from
Withdrawal or                 a Subaccount, We may suspend the right of
Transfer                      withdrawal or transfer or delay payment more than
                              seven calendar days:

                              1. during any period when the New York Stock Exchange is closed other than customary weekend and holiday closings;

                              2. when trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the Accumulation Unit value is not practical; or

                              3. for such other periods as the Securities and Exchange Commission by order may permit for protection of Owners.

                              We may defer the payment of a withdrawal or transfer from the Dollar Cost Averaging Fixed Account for the period permitted by law. This can never be more than six months after the Owner sends Us a written request in good order. During the period of deferral, We will continue to credit interest, at the then current interest rate(s), to the Dollar Cost Averaging Fixed Account Contract Value.

DEATH BENEFIT PROVISIONS

Amount Payable                The amount payable upon death is the Contract
Upon Death                    Value as of the end of the Valuation Period
                              following Our receipt of due proof of death, the return of this contract, and such other information We may require to process the death benefit.

Payment of Death              A death benefit will be paid to the beneficiary
Benefits During               upon the death of the Owner. Upon the death of a
Accumulation                  joint Owner during the accumulation period, a
Period                        death benefit will be paid to the surviving joint
                              Owner. If the Contract Owner is a non-natural person, a death benefit will be paid to the beneficiary upon the death of an Annuitant prior to the Annuity Date.

                              We will pay the death benefit to the beneficiary after We receive due proof of death, the return of this contract, and such other information we may require to process the death benefit. We will then have no further obligation under this contract.

                          The entire interest in this contract must be distributed within five years from the date of death unless it is applied under an Annuity option or the spouse continues this contract as described below.

                          The beneficiary may elect to have the death benefit distributed as stated in the Annuity Period Provisions Option 1 provided the beneficiary's life expectancy is not less than 10 years; or Options 2 or 3 as described in the Annuity Period Provisions of this contract, based on the life expectancy of the beneficiary as prescribed by federal regulations unless You have restricted the right to make such an election. The beneficiary must make this choice within 60 days of the time We receive due proof of death, and distributions must commence within one year of the death of death.

                          If the beneficiary is a non-natural person, the beneficiary must elect that the entire death benefit be distributed within five years after the date of death.

Spousal Continuation      If this contract was issued as a Nonqualified Plan
                          Contract or an Individual Retirement Annuity ("IRA") and Your spouse is the primary beneficiary when You die before the Annuity Date, Your spouse may elect to be the successor Owner of this contract. This is known as a Spousal Continuation. No more than one Spousal
                          Continuation is available under this contract.

                          Upon Spousal Continuation, Your surviving spouse waives claim to the death benefit otherwise payable; therefore, no death benefit will be payable upon Your death. Electing to continue this contract under the Spousal Continuation provision of this contract will affect how the charges and benefits under this contract, and applicable riders, are calculated or determined.

                          A Spousal Continuation has the following impact on this contract:

                          A. The Contract Value will be adjusted to equal the
                             amount of the death benefit that would otherwise be payable. If the death benefit otherwise payable exceeds the Contract Value one day prior to the date of continuance, such excess will be credited to the money market Subaccount listed in the Contract Schedule. The Owner may subsequently transfer this amount from the money market Subaccount to other options then available under this contract.

                          B. After the Spousal Continuation, the death benefit
                             payable will be determined as if: (1) this contract was issued on the date of continuance; and (2) the Contract Value applied on the date of continuance resulted from Our receipt of an initial Purchase Payment.

                          C. Withdrawal charges will not apply to withdrawals
                             made from the Contract Value credited on the date of continuance. Withdrawal charges will apply to Purchase Payments made after the date of continuance.

                          We may make certain riders available to the surviving spouse at the time of continuance.

ANNUITY PERIOD PROVISIONS

Annuity Options           You may annuitize this contract under one of the
                          following Annuity options:

Option 1                  We will make monthly payments for a 10 year certain
Certain Period Annuity    period.

Option 2                  We will make monthly payments while the Annuitant is
Life Annuity              alive.

Option 3                  We will make monthly payments for a 10 year certain
Life Annuity with         period and thereafter while the Annuitant is alive.
Installments Guaranteed

Option 4                  We will make full monthly payments while both
Joint and                 Annuitants are alive. Upon the death of  either
Survivor Annuity          Annuitant, We will continue to pay a percentage of the
                          original monthly payment until the death of the surviving Annuitant. The percentage payable must be selected at the time this Annuity option is chosen.
                          The percentages available are 50%, 66 2/3%, 75% and
                          100%.

Option 5                  We will make full monthly payments for a 10 year
Joint and Survivor        certain period and thereafter while both Annuitants
Annuity with              are alive. Upon the death of either Annuitant, We will
Installments Guaranteed   continue to pay a percentage of the original monthly
                          payment until the death of the surviving Annuitant.
                          The percentage payable must be selected at the time this Annuity option is chosen. The percentages available are 50%, 66 2/3%, 75% and 100%.

Other Options             We may make other Annuity options available.

Commutability             You may elect to commute Annuity options having a 10
                          year certain period. For a Fixed Annuity, this election must be made prior to the Annuity Date. If commutation is elected, partial commutation payments are available during the 10 year certain period.

                          Commutation payments are available once per year following the Annuity Date, but may not be commenced until 13 months after annuitization has started.

                          You may elect to receive a partial commutation payment of the present value of the remaining payments in the 10 year certain period, subject to the restrictions described below. If a partial commutation payment is elected, the remaining payments in the certain period will be reduced based on the ratio of the amount of the partial commutation to the amount of the present value of the remaining installments in the certain period prior to the partial commutation payment. If the Annuitant is living after the certain period is over, payments will resume without regard to any commutation payments made during the 10 year certain period.

                          Each time that a partial commutation payment is made, We will determine the percentage that the payment represents of the present value of the remaining installments in the 10 year certain period. The sum of these percentages over the life of the contract cannot exceed 75% for Nonqualified Plan Contracts, or 100% for Qualified Plan Contracts.

                          In determining the amount of the commutation payment that is available, the present value of the remaining installments in the certain period will be calculated based on the applicable interest rate.

                          For a Fixed Annuity, the applicable interest rate is the greater of:

                          (a) the ten year treasury constant maturity plus 3%,
                              and

                          (b) the rated used to determine the initial payment
                              plus 2%.

                          For a Variable Annuity, the applicable interest rate is the assumed investment rate plus 2%.

                          The amount of each payment for purposes of determining the present value of any variable installments will be the annuity value at the end of the Valuation Period that occurs on or next following the Annuitant's request.

                          A supplementary agreement will be issued to reflect the terms for the commutability of an Annuity option.

Election of Annuity       We must receive an election of an Annuity option in
Option                    writing. You may make an election on or before the
                          Annuity Date provided the Annuitant is alive.

                          A subsequent change of beneficiary or an assignment of this contract will revoke an election unless the assignment provides otherwise.

                          Upon election of an Annuity option, We agree to pay the Owner on the payment due dates as stated in the specifications page of the supplementary agreement. The Owner may direct Us, in writing, to make payments to another person. An option cannot be changed after the first Annuity payment is made.

                          If an Annuity option is not elected on or before the Annuity Date, an Annuity will be paid under Option 3 if there is one Annuitant on the Annuity Date and Option 5 if there are joint Annuitants on the Annuity Date.

Electing a Fixed or       You may elect a Fixed Annuity, a Variable Annuity or a
Variable Annuity Option   combination of both. The portion of the Contract Value
                          You elect to be paid as a Fixed Annuity, if any, will be transferred to Our General Account. We must receive
                          Your Fixed and Variable Annuity allocation election in writing at least seven days prior to the Annuity Date.
                          If We do not receive an election from You, the Dollar
                          Cost Averaging Fixed Account Contract Value, less any withdrawal charge and charges for other benefits, will be used to determine the Fixed Annuity monthly payment, and the Separate Account Contract Value at the end of the Valuation Period immediately preceding the Annuity Date, less any withdrawal charge and charges for other benefits, will be used to determine the first monthly Annuity payment under a Variable
                          Annuity.

                          If your allocation includes a Variable Annuity payment, payments will reflect the investment performance of the Subaccounts in accordance with the allocation on the Annuity Date. Allocations will not be changed thereafter, except as provided in the Transfers Between Subaccounts section.

                          Payments for all Annuity options are derived from the applicable tables. Current annuity rates will be used if they produce greater payments than those quoted in this contract. The age in the tables is the Age of the Annuitant on the last birthday before the first payment is due.

                          The option selected must result in a payment that is at least equal to Our minimum payment, according to Our rules, at the time the Annuity option is chosen. If at any time the payment is less than the minimum payment, We have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

Fixed Annuity             The portion of the Contract Value You elect to have
                          paid to you as a Fixed Annuity, less any withdrawal charge and charges for other benefits, will be used to determine the Fixed Annuity monthly payment in accordance with the Annuity option selected.

Variable Annuity          The portion of the Contract Value You elect to have
                          paid to you as a Variable Annuity is first reduced by any withdrawal charge and charges for other benefits.
                          The value that remains is used to determine the first monthly Annuity payment. The first monthly Annuity payment is based on the guaranteed Annuity option shown in the Annuity Option Table.

                          The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount to which Contract Value is allocated. You may not have more than three Subaccounts at one time. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change. Some Annuity options provide for a reduction in the income level upon the death of an Annuitant, which will reduce the number of Annuity Units.

                          The number of Annuity Units for each Subaccount is calculated by dividing a. by b. where:

                          a. is the amount of the monthly payment that can be
                             attributed to that Subaccount; and

                          b. is the Annuity Unit value for that Subaccount at
                             the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

                          Monthly Annuity payments, after the first payment, are calculated by adding, for each Subaccount, the product of a. multiplied by b. where:

                          a. is the number of Annuity Units per payment in each
                             Subaccount; and

                          b. is the Annuity Unit value for that Subaccount at
                             the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

Annuity Unit Value        The value of an Annuity Unit for each Subaccount at
                          the end of any Valuation Period is determined by multiplying a. times b., with the result multiplied by c., where:

                          a. is the Annuity Unit value for the immediately
                             preceding Valuation Period;

                          b. is the net investment experience factor for the
                             Valuation Period for which the Annuity Unit value is being calculated; and

                          c. is the interest factor of .99993235 per calendar
                             day of such subsequent Valuation Period to offset the effect of the assumed rate of 2.5% per year used in the Annuity Option Table. A different interest rate factor will be used if an assumed rate other than 2.5% is used in the Annuity Option Table.

Basis of Annuity Options  The guaranteed monthly payments are based on an interest rate of 2.5% per year and, where mortality is involved, the "Annuity 2000 Table" developed by the Society of Actuaries projected using Scale G to the year 2015. We may also make available Variable Annuity payment options based on assumed investment rates other than 2.5%, but not greater than 5.00%.

Withdrawal Charge         Upon annuitization, a withdrawal charge will be
Upon Annuitization        applied as shown in the Contract Schedule. The
                          withdrawal charge is waived after the second Contract
                          Anniversary when the Owner elects an Annuity option which provides either an income benefit period of no less than 10 years or a benefit under which payment is contingent on the life of the Annuitant(s).

Transfers Between         During the Annuity Period, You may make transfers
Subaccounts               between Subaccounts subject to the following:

                          1. You must send Us written notice in a form
                             satisfactory to Us.

                          2. Transfers between Subaccounts are prohibited during
                             the first year of the Annuity Period; subsequent transfers are limited to one per year.

                          3. You may not have more than three Subaccounts at any
                             time.

                          4. At least $5,000 of Annuity Unit value must be
                             transferred from a Subaccount, unless the transfer will eliminate Your interest in the Subaccount.

                          5. At least $5,000 of Annuity Unit value must remain
                             in the Subaccount after a transfer, unless the transfer will eliminate Your interest in the Subaccount.

                          6. If we receive notice of a transfer between
                             Subaccounts more than seven days before an Annuity payment date, the transfer is effective during the Valuation Period after the date We receive the notice.

                          7. No transfer may be made within seven days before an
                             Annuity payment date.

                          We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

                          When a transfer is made between Subaccounts, the number of Annuity Units per payment attributable to a Subaccount to which the transfer is made is equal to
                          a. multiplied by b. divided by c. where:

                          a. is the number of Annuity Units per payment in the
                             Subaccount from which the transfer is being made;

                          b. is the Annuity Unit value for the Subaccount from
                             which the transfer is being made; and

                          c. is the Annuity Unit value for the Subaccount to
                             which the transfer is being made.

Conversions from a            During the Annuity Period, You may convert Fixed
Fixed Annuity Payment         Annuity payments to Variable Annuity payments
                              subject to the following:

                              1. You must send Us written notice in a form satisfactory to Us.

                              2. At least $30,000 of annuity reserve value must be transferred from Our General Account, unless the transfer will eliminate the annuity reserve value.

                              3. At least $30,000 of annuity reserve value must remain in Our General Account after a transfer, unless the transfer will eliminate the annuity reserve value.

                              4. Conversions from a Fixed Annuity payment are available only on an anniversary of the Annuity Date.

                              5. We must receive notice at least 30 days prior to the anniversary.

                              We reserve the right at any time and without notice to any party to terminate, suspend or modify these conversion privileges.

                              When a conversion is made from a Fixed Annuity payment to a Variable Annuity payment, the number of Annuity Units per payment attributable to a Subaccount to which the conversion is made is equal to a. divided by b. divided c. where:

                              a.   is the annuity reserve value being
                                   transferred from Our General Account;

                              b. is the Annuity Unit value for the Subaccount to which the transfer is being made; and

                              c. is the present value of $1.00 per payment period using the Age(s) of the Annuitant(s) and any remaining payment that may be due at the time of the transfer.

                              The annuity reserve value equals the present value of the remaining Fixed Annuity payments using the same interest and mortality basis used to calculate the Fixed Annuity payments.

                              Money converted to a Variable Annuity payment will be applied under the same Annuity option as originally selected.

Conversions to a              During the Annuity Period, You may convert
Fixed Annuity Payment         Variable Annuity payments to Fixed Annuity
                              payments subject to the following:

                              1. You must send Us written notice in a form satisfactory to Us.

                              2. At least $30,000 of Annuity Unit value must be transferred to Our General Account from the Subaccounts.

                              3. At least $5,000 of Annuity Unit value must remain in a Subaccount after a transfer, unless the transfer will eliminate Your interest in the Subaccount.

                              4. Conversions to a Fixed Annuity payment are available only on an anniversary of the Annuity Date.

                              5. We must receive notice at least 30 days prior to the anniversary.

                              We reserve the right at any time and without notice to any party to terminate, suspend or modify these conversion privileges.

                              When a conversion is made from a Variable Annuity payment to a Fixed Annuity payment, the number of Annuity Units per payment attributable to a Subaccount from which the conversion is made is the product of a. multiplied by b. multiplied by
                              c. where:

                              a. is the number of Annuity Units representing Your interest in such Subaccount per Annuity payment;

                              b.   is the Annuity Unit value for such
                                   Subaccount; and

                              c. is the present value of $1.00 per payment period using the Age(s) of the Annuitant(s) and any remaining payment that may be due at the time of the transfer.

                              Conversions to a Fixed Annuity payment will be applied under the same Annuity option as originally selected.

Payment of Death              If an Annuitant dies after the Annuity Date, the
Benefits During the           death benefit, if any, will depend on the Annuity
Annuity Period                option in effect.

                              If an Owner, who is not also the Annuitant, dies after the Annuity Date, the following provisions apply:

                              1.   If the Owner was the sole Owner, the
                                   remaining Annuity payments will be payable to the beneficiary in accordance with the Annuity option in effect. The beneficiary will become the Owner.

                              2. If the contract has joint Owners, the Annuity payments will be payable to the surviving joint Owner in accordance with the terms of the Annuity option in effect. Upon the death of the surviving joint Owner, the beneficiary becomes the Owner.

Disbursement Upon             When the Annuitant or surviving joint Annuitant
Death of Annuitant:           dies during the 10 year certain period, We will
Under Options 1, 3 or 5       automatically continue to pay the Owner any unpaid
                              installments for the remainder of the certain period under Option 1, Option 3 or Option 5.
                              However, if You elect within 60 days of Our receipt of due proof of death, We will pay a commuted value of the remaining payments in the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

                              For a Fixed Annuity, the applicable interest rate is the greater of:

                              (a) the ten year treasury constant maturity plus 3%, and

                              (b)  the rate used to determine the initial
                                   payment plus 2%.

                              For a Variable Annuity, the applicable interest rate is the assumed investment rate plus 2%.

                              For purposes of determining the present value of any variable installments, the amount of each payment will be determined by applying the Annuity Unit value next determined following Our receipt of due proof of death.

Supplementary                 A supplementary agreement will be issued to
Agreement                     reflect payments that will be made under an
                              Annuity option. Interest, under an Annuity option, will start to accrue on the effective date of the supplementary agreement.

Date of First Payment         The supplementary agreement will provide details
                              on the payments to be made.

Evidence of Age, Sex          We may require satisfactory evidence of the Age,
and Survival                  sex and the continued survival of any person on
                              whose life the income is based.

Misstatement of Age           If the Age or sex of the Annuitant has been
or Sex                        misstated, the amount payable under the contract
                              will be such as the Purchase Payments sent to Us would have purchased at the correct Age or sex.
                              Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments We may make under this contract.

                              ANNUITY OPTION TABLE
           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

Option 1 -   Certain Period Annuity
Number
of years     Monthly
selected     Payment

      10     9.39

Options 2 and 3 - Life Annuity and Life Annuity With Installments Guaranteed

Age of                   Monthly Payments Guaranteed       Age of                       Monthly Payments Guaranteed
Male                                                       Female
Annuitant                                                  Annuitant
               None                       120                               None                     120
55                 4.00                   3.96             55                   3.71                 3.70
56                 4.08                   4.04             56                   3.78                 3.76
57                 4.17                   4.12             57                   3.86                 3.83
58                 4.26                   4.21             58                   3.93                 3.91
59                 4.36                   4.30             59                   4.02                 3.99
60                 4.46                   4.40             60                   4.10                 4.07
61                 4.57                   4.50             61                   4.20                 4.16
62                 4.69                   4.60             62                   4.29                 4.25
63                 4.81                   4.71             63                   4.40                 4.35
64                 4.95                   4.83             64                   4.51                 4.45
65                 5.09                   4.95             65                   4.63                 4.56
66                 5.24                   5.08             66                   4.75                 4.68
67                 5.41                   5.22             67                   4.89                 4.80
68                 5.58                   5.36             68                   5.03                 4.93
69                 5.76                   5.50             69                   5.19                 5.06
70                 5.96                   5.65             70                   5.36                 5.21
71                 6.17                   5.81             71                   5.54                 5.36
72                 6.39                   8.97             72                   5.73                 5.52
73                 6.62                   6.13             73                   5.94                 5.69
74                 6.88                   6.30             74                   6.17                 5.86
75                 7.14                   6.47             75                   6.41                 6.04
76                 7.43                   6.65             76                   6.68                 6.23
77                 7.73                   6.83             77                   6.96                 6.42
78                 8.06                   7.01             78                   7.26                 6.62
79                 8.41                   7.18             79                   7.59                 6.82
80                 8.79                   7.36             80                   7.95                 7.02
81                 9.19                   7.54             81                   8.34                 7.23
82                 9.62                   7.71             82                   8.76                 7.43
83                10.08                   7.88             83                   9.21                 7.62
84                10.57                   8.04             84                   9.71                 7.81
85                11.10                   8.20             85                  10.24                 8.00

Option 4 - Joint and  Survivor Annuity


Age of                         Age of Female Annuitant
Male
Annuitant     55          60        65          70        75       80        85
55           3.38        3.53      3.67        3.77      3.86     3.91      3.95
60           3.48        3.68      3.88        4.06      4.20     4.30      4.37
65           3.56        3.81      4.08        4.35      4.59     4.77      4.91
70           3.62        3.92      4.26        4.63      4.99     5.32      5.57
75           3.65        3.99      4.39        4.87      5.39     5.90      6.34
80           3.68        4.03      4.49        5.05      5.73     6.46      7.18
85           3.69        4.06      4.55        5.18      5.99     6.96      8.01

Option 5 - Joint and Survivor Annuity with Installments Guaranteed

Age of                         Age of Female Annuitant
Male
Annuitant     55          60        65          70        75       80        85
55           3.38        3.53      3.66        3.77      3.85     3.91      3.94
60           3.48        3.68      3.88        4.05      4.19     4.29      4.35
65           3.56        3.81      4.08        4.34      4.57     4.74      4.86
70           3.61        3.91      4.25        4.61      4.96     5.26      5.46
75           3.65        3.98      4.38        4.84      5.33     5.78      6.13
80           3.67        4.03      4.47        5.01      5.63     6.26      6.78
85           3.69        4.05      4.52        5.12      5.84     6.63      7.34

FLEXIBLE PREMIUM FIXED AND VARIABLE DEFERRED ANNUITY CONTRACT

NON-PARTICIPATING

THE INITIAL INTEREST RATE IS GUARANTEED FOR ONLY A LIMITED PERIOD OF TIME. WITHDRAWALS MAY BE SUBJECT TO A WITHDRAWAL CHARGE.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT AND MAY INCREASE OR DECREASE. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

This is a legal contract between the Owner and Federal Kemper Life Assurance Company.

READ YOUR CONTRACT CAREFULLY.


Federal Kemper Life Assurance Company
1600 McConnor Parkway, Schaumburg, Illinois 60196-6801